                                                                   Exhibit 10.2

                       PREFERRED STOCK PURCHASE AGREEMENT

         THIS PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of December 30, 1999, by and between Sunrise Television Corp., a Delaware corporation ("Purchaser"), and STC Broadcasting, Inc. a Delaware corporation and a subsidiary of Purchaser ("Seller").

                                R E C I T A L S:

         WHEREAS, Seller desires to sell, and Purchaser desires to purchase, 25,000 shares (the "Shares") of Preferred Stock, Series B, par value $0.01 per share (the "Series B Preferred Stock"), of Seller for an aggregate purchase price of $25 million, upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I
                               PURCHASE OF SHARES

         1.1 Purchase and Sale of Shares. Concurrently herewith and upon the terms set forth herein, Seller is selling and delivering the Shares to Purchaser, and Purchaser is purchasing and accepting the Shares, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions, and encumbrances of any nature whatsoever (collectively, "Liens").

         1.2 Purchase Price. In consideration of the transfer of the Shares pursuant to Section 1.1, concurrently herewith Purchaser is paying to Seller, by wire transfer of immediately available funds to the account of Seller, an aggregate cash purchase price of Twenty Five Million Dollars ($25,000,000) (the "Purchase Price").

                                  ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of Seller. Seller makes the following representations and warranties to Purchaser, each of which is true and correct as of the date hereof and shall be unaffected by an investigation heretofore made by Purchaser:

             2.1.1 Corporate Organization. Seller is a corporation duly organized and validly existing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease, or otherwise hold its properties and assets and to carry on its business as presently conducted.

             2.1.2 Authorization and Effect of Agreement. Seller has the requisite corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Seller. This Agreement has been duly executed and delivered by Seller and, assuming the due execution and delivery of this Agreement by Purchaser, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             2.1.3 No Restriction Against Sale of the Shares; Required Consents. The execution and delivery of this Agreement by Seller does not, the performance by Seller of the transactions contemplated hereby to be performed by it will not, and the transfer of the Shares by Seller pursuant to this Agreement will not (a) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a benefit under, any contract, permit, order, judgment, or decree to which Seller is a party, (b) conflict with or result in a violation of, or constitute a default under, the Certificate of Incorporation or Bylaws of Seller, (c) constitute a violation of any domestic or foreign law, statute, ordinance, rule, or regulation ("Law") applicable to Seller, or (d) result in the creation of any Liens upon any of the Shares. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any third person or domestic or foreign court, government or governmental agency, authority, entity, or instrumentality (each a "Governmental Entity") is required to be obtained or made by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller, the performance by Seller of the transactions contemplated hereby, or the transfer of the Shares by Seller pursuant to this Agreement, other than those that have already been obtained or made.

             2.1.4 Capital Stock. The authorized capital stock of Seller consists of: (a) 1,000 shares of common stock, par value $0.01 per share, of which all such shares are issued and outstanding and (b) 1,000,000 shares of preferred stock, of which (i) 600,000 shares are designated as 14% Redeemable Preferred Stock ("Series A Preferred Stock"), par value $0.01 per share, of which 300,000 shares are issued and outstanding and (ii) 100,000 Shares will be designated as Series B Preferred Stock as of the date hereof, of which 25,000 Shares will be issued and outstanding upon consummation of the transactions contemplated hereby. All of the issued and outstanding shares of capital stock of Seller have been duly authorized and validly issued, are fully paid and nonassessable with no personal liability attaching thereto and were not issued in violation of any preemptive rights or securities Laws. Except for rights contained in the Series A Preferred, there are no outstanding securities, rights (preemptive or other), subscriptions, calls, warrants, options, or other agreements (except for this Agreement) that give any person the right to purchase, subscribe for, or otherwise receive or be issued any shares of capital stock of Seller or any security convertible into or exchangeable or exercisable for any shares of capital stock of Seller. Except for rights contained in (a) the certificate of designation for the Series A Preferred Stock and (b) the Certificate of Designation, there are no proxies, stockholder agreements, voting trusts, or other agreements or understandings to which Seller is a party or by which it is bound relating to the voting of any shares of capital stock of Seller and there are no rights to participate in the equity, income, or election of directors or officers of Seller.

             2.1.5 Authorization of Shares. The issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action of Seller; and the Shares will, upon the filing of the Certificate of Designation (as defined herein) with the Secretary of State of the State of Delaware, be duly authorized and duly reserved for issuance pursuant to this Agreement, and when issued, sold and delivered in accordance with the terms of this Agreement and the Certificate of Designation the Shares will be validly issued and outstanding, fully paid and nonassessable and will not be subject to preemptive or other similar rights of the stockholders of Seller or others and, except as set forth in this Agreement, will be free and clear of all Liens.

             2.1.6 Securities Offerings.

                   (a) Subject to the accuracy of Purchaser's representations and warranties made in Section 2.2 hereof to Seller, the offer, sale and issuance of the Shares to Purchaser in conformity with the terms of this Agreement, constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") and the registration or qualification requirements of any applicable state securities or "blue sky" laws.

                   (b) With respect to each offering, sale and issuance of securities heretofore made by Seller, each such offering, sale and issuance of securities constituted a transaction exempt from the registration requirements of Section 5 of the Securities Act, and the registration or qualification requirements of any applicable state securities or "blue sky" laws. Each such offering, sale and issuance was undertaken in compliance with all applicable securities laws.

         2.2 Representations and Warranties of Purchaser. Purchaser makes the following representations and warranties to Seller, each of which is true and correct as of the date hereof and shall be unaffected by any investigation heretofore made by Seller:

             2.2.1 Corporate Organization. Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease, or otherwise hold its properties and assets and to carry on its business as presently conducted.

             2.2.2 Authorization and Effect of Agreement. Purchaser has the requisite corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, assuming the due execution and delivery of this Agreement by Seller, constitutes a valid and binding obligation of Purchaser, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             2.2.3 No Conflicts. The execution and delivery of this Agreement by Purchaser does not, and the performance by it of the transactions contemplated hereby to be performed by it will not (a) conflict with its Certificate of Incorporation or Bylaws, (b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, any contract, permit, order, judgment, or decree to which it is a party or by which any of its material properties is bound, or (c) constitute a violation of any domestic or foreign Law applicable to it. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity is required to be obtained or made by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby, other than those that have already been obtained or made.

             2.2.4 Investment Intent. Purchaser is acquiring the Shares for investment and not with a view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or reselling the same or any part thereof.

             2.2.5 Restricted Securities. Purchaser understands (i) that the Shares have not been and will not be registered under the Securities Act or registered or qualified under any applicable state or securities or "blue-sky" laws by reason of their issuance in transactions exempt from the registration requirements of the Securities Act or registration or qualification requirements any applicable state securities or "blue-sky" laws, (ii) that the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or registered or qualified under any applicable state securities or "blue-sky" laws or is exempt from such registration, (iii) that Seller is under no obligation to so register any Shares and (iv) that the certificate(s) evidencing the Shares will be imprinted with a legend that prohibits the transfer thereof unless they are registered or such registration is not required.

             2.2.6 Access to Information; Experience. Purchaser has been furnished with or has had access during the course of this transaction to all information necessary to enable Purchaser to evaluate the merits and risks of a prospective investment in Seller and Purchaser has had an opportunity to discuss with representatives of Seller the business and financial affairs of Seller and the terms and conditions of the offering and to obtain such additional information, to the extent that Seller possesses such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information to which Purchaser has had access and all questions raised by Purchaser have been answered to the full satisfaction of Purchaser. Purchaser has conducted its own investigation and analysis of the business and its investment in the Shares. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to so that it is capable of evaluating the merits and the risks of its investment in and has the capacity to protect its own interests in making its investment in Seller. Purchaser can afford to suffer a complete loss of the cash consideration paid in respect of its investment in the Shares.

             2.2.7 Rule 144. Purchaser understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such person) promulgated under the Securities Act ("Rule 144") depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances only in limited amounts.

             2.2.8 Accredited Investor. Purchaser is an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act).

                                  ARTICLE III
              DOCUMENTS DELIVERED UPON EXECUTION OF THIS AGREEMENT

         3.1 Documents Delivered by Seller. Concurrently with the execution of this Agreement, Seller shall deliver to Purchaser the following documents:

             3.1.1 Stock Certificate. A stock certificate evidencing the Shares.

             3.1.2 Officer's Certificate. An Officer's Certificate (or other evidence acceptable to Purchaser) certifying that the STC Broadcasting, Inc. Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock, Series B, and Qualifications, Limitations and Restrictions thereof (the "Certificate of Designation"), has been filed with the Secretary of State of the State of Delaware.

         3.2 Documents Delivered by Purchaser. Concurrently with the execution of this Agreement, Purchaser shall deliver to Seller the following:

             3.2.1 Purchase Price. Evidence of a wire transfer of immediately available funds in the amount of the Purchase Price.

                                  ARTICLE IV
                          SURVIVAL AND INDEMNIFICATION

         4.1 Survival of Representations, Warranties and Covenants. The representations and warranties contained in this Agreement shall survive the execution of this Agreement and remain in effect indefinitely.

         4.2 Definitions. For purposes of this Agreement, (i) "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement, (ii) "Indemnitee" means any person entitled to indemnification under this Agreement, (iii) "Indemnifying Party" means any person required to provide indemnification under this Agreement, (iv) "Indemnifiable Losses" means any and all damages, losses, liabilities, obligations, costs, and expenses, and any and all claims, demands, or suits (by any person), including the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements, and compromises relating thereto and including reasonable attorneys' fees and expenses in connection therewith, and (v) "Third Party Claim" means any claim, action, or proceeding made or brought by any person who is not a party to this Agreement or an Affiliate of a party to this Agreement.

         4.3 Indemnification.

                   (a) Seller shall (with respect to Indemnifiable Losses described in this Section 4.3) indemnify, defend, and hold harmless Purchaser, its affiliates, and their respective directors, officers, partners, employees, agents, and representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from, or arising out of any breach of any representation or warranty of Seller under the terms of this Agreement and any certificate or other document delivered pursuant hereto.

                   (b) Purchaser shall indemnify, defend, and hold harmless Seller, its affiliates, and their respective directors, officers, partners, employees, agents, or representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from, or arising out of any breach of any representation or warranty of Purchaser under the terms of this Agreement and any certificate or other document delivered pursuant hereto.

         4.4 Defense of Claims.

                   (a) If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 15 calendar days after receipt of such notice of such Third Party Claim. Such notice will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnitee, to assume, the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense.

                   (b) If, within 10 calendar days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 4.4(a), an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 4.4(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within 10 calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps or if the Indemnifying Party has not undertaken fully to indemnify the Indemnitee in respect of all Indemnifiable Losses relating to the matter, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder.

                   (c) A failure to give timely notice or to include any specified information in any notice as provided in Section 4.4(a) or 4.4(b) will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any person which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise materially damaged as a result of such failure.

                   (d) The Indemnifying Party will have a period of 30 calendar days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim"). If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the conditions of this Article IV.

         4.5 Exclusive Remedy. Following the execution of this Agreement, the remedies provided in this Article IV shall be the sole and exclusive remedies of the parties with respect to the breach of any representation, warranty, covenant, or agreement of any party under this Agreement except as otherwise provided in this Agreement.

                                   ARTICLE V
                            MISCELLANEOUS PROVISIONS

         5.1 Notices. All notices and other communications required or permitted hereunder shall be in writing and, unless otherwise provided in this Agreement, shall be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

                   (a) If to Seller, to:

                       STC Broadcasting, Inc.
                       720 Second Avenue South
                       Suite 420
                       St. Petersburg, Florida 33701
                       Facsimile No.: (727) 821-8092
                       Attention: David A. Fitz, Chief Financial Officer

                    with a copy to:

                       Hicks, Muse, Tate & Furst Incorporated
                       200 Crescent Court, Suite 1600
                       Dallas, Texas 75201
                       Facsimile No.: (214) 740-7313
                       Attention: Lawrence D. Stuart, Jr.

                   (b) If to Purchaser, to:

                       Sunrise Television Corp.
                       720 Second Avenue South
                       Suite 420
                       St. Petersburg, Florida 33701
                       Facsimile No.: (727) 821-8092
                       Attention: David A. Fitz, Chief Financial Officer

                   with a copy to:

                       Hicks, Muse, Tate & Furst Incorporated
                       200 Crescent Court, Suite 1600
                       Dallas, Texas 75201
                       Facsimile No.: (214) 740-7313
                       Attention: Lawrence D. Stuart, Jr.

or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

         5.2 Expenses. Seller shall pay any expenses incurred by it and Purchaser, incidental to this Agreement and in preparing to consummate and consummating the transactions provided for herein.

         5.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but shall not be assignable or delegable by any party without the prior written consent of the other party, which shall not be unreasonably withheld; provided, however, that nothing in this Agreement is intended to limit Purchaser's ability to sell or to transfer any or all of the Shares acquired hereunder or any assets of the Company following the execution of this Agreement; provided further, however, that Purchaser shall not assign or otherwise transfer any of its rights, duties or obligations hereunder if such assignment or transfer (i) would violate any of the rules, regulations or policies of the Federal Communications Commission (the "FCC") or (ii) could reasonably be expected to cause adverse consequences for any of the parties hereto under the ownership attribution rules of the FCC.

         5.4 Entire Agreement. This Agreement (including any of the Exhibits and Schedules hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by any party or any of their respective affiliates (or by any director, officer, or representative thereof) relating to the matters contemplated hereby. This Agreement (together with any of the Exhibits) constitutes the entire agreement by and among the parties hereto and there are no agreements or commitments by or among such parties or their affiliates except as expressly set forth herein.

         5.5 Amendments and Supplements. This Agreement may be amended or supplemented at any time by additional written agreements signed by the parties hereto.

         5.6 Rights of the Parties. Except as provided in Sections 5.3 and
Article IV, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective affiliates any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         5.7 Brokers. Each party hereto acknowledges and agrees that any fees or commissions owed to any broker, finder, or financial advisor in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby shall be the sole liability of the party retaining such broker, finder, or financial advisor.

         5.8 Further Assurances. From time to time, as and when requested by either party, the other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

         5.9 Governing Law. This Agreement shall be governed by, and construed in accordance, with the laws of the State of NEW YORK, without regard to the Conflicts of laws of principals thereof.

         5.10 Severability. In the event that one or more provisions of this Agreement shall be deemed or held to be invalid, illegal, or unenforceable in any respect under any applicable Law, this Agreement shall be construed with the invalid, illegal, or unenforceable provision deleted, and the validity, legality, and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

         5.11 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         5.12 Titles and Headings. Titles and headings to articles and sections hereof are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         5.13 Certain Interpretive Matters and Definitions.

                   (a) Unless the context otherwise requires, (i) all references to Sections or Articles are to Section or Articles of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) "or" is disjunctive but not necessarily exclusive, (iv) words in the singular include the plural and vice versa, (v) the term "Affiliate" has the meaning given to such term in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended, (vi) "including" and "includes" shall mean "including, without limitation," and (vii) "person" or "Person" shall mean any individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated association, Governmental Entity, or other entity.

                   (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                            SELLER:


                                            STC Broadcasting Inc.


                                            By: /s/ David A. Fitz
                                                ---------------------------
                                            Name:   David A. Fitz
                                            Title:  Executive Vice President


                                            PURCHASER:


                                            Sunrise Television Corp.


                                            By: /s/ David A. Fitz
                                                ---------------------------
                                            Name:   David A. Fitz
                                            Title:  Executive Vice President

                                   EXHIBIT A

             (Series B Preferred Stock Certificate of Designations)